Exhibit No. 99.(e)(3)

SECOND AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS SECOND AMENDMENT, effective as of December 17, 2015 (this “Amendment”), to the Distribution Agreement (the “Agreement”) dated as of January 1, 2008, by and between Harding, Loevner Funds, Inc. (the “Company”), a Maryland corporation on behalf of its separate series listed on Exhibit A, and Quasar Distributors, LLC, a Delaware limited liability company. Harding Loevner LP, a limited partnership organized under the laws of New Jersey, and the investment adviser to the Company, is a party hereto solely with respect to section 5.

RECITALS

WHEREAS, the parties to the Agreement desire to amend the Agreement in the manner set forth herein;

NOW THEREFORE, pursuant to section 11 of the Agreement, the parties hereby amend the Agreement as follows:

AMENDMENT

1. Effective as of the date of this Amendment, Exhibit A of the Agreement shall be replaced in its entirety by Amended Exhibit A, attached hereto.

2. The Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

QUASAR DISTRIBUTORS, LLC	HARDING, LOEVNER FUNDS, INC.	HARDING LOEVNER LP (Solely with respect to Section 5)

By: /s/ James Schoenike	By: /s/ Richard T. Reiter	By: /s/ David R. Loevner

Name: James Schoenike	Name: Richard T. Reiter	Name: David R. Loevner

Title: President	Title: President	Title: Chief Executive Officer

Amended Exhibit A

to the

Distribution Agreement

Fund Names

Separate Series of Harding, Loevner Funds, Inc.

Name of Series	Date Added

Global Equity Portfolio	January 1, 2008

International Equity Portfolio	January 1, 2008

International Small Companies Portfolio	January 1, 2008

Institutional Emerging Markets Portfolio	January 1, 2008

Emerging Markets Portfolio	January 1, 2008

Frontier Emerging Markets Portfolio	May 23, 2008

International Equity Research Portfolio	December 17, 2015